UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2016

SCIVANTA MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey	07762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 282-1620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

On January 4, 2016, Scivanta Medical Corporation (the “Company”) issued a 10% convertible debenture to an individual investor (the “Debenture”). In connection with the issuance of the Debenture, the Company issued a warrant (the “Debenture Warrant”) to purchase shares of its common stock equal to 20% of the aggregate principal amount of the Debenture. The gross proceeds received in connection with this private placement were $50,000. The Debenture has a one-year term with principal and interest due on January 4, 2017. The Debenture bears interest at a rate of 10% per annum.

The entire principal and accrued interest of the Debenture is convertible into shares of the Company’s common stock (a) upon the Company issuing equity securities and/or debt in a transaction or a series of transactions resulting in aggregate gross proceeds to the Company of at least $3,000,000 (a “Qualified Financing”); (b) at the option of the holder, at the maturity date of the Debenture; or (c) at the option of the holder, upon a Change in Control of the Company, as defined in the Debenture. Upon the occurrence of a Qualified Financing, the Debenture is convertible into shares of the Company’s common stock at a conversion price equal to: (i) 80% of the per share price paid by the purchasers of the Company’s common stock in the Qualified Financing; (ii) 80% of the per share conversion price of any instrument convertible into shares of the Company’s common stock, if no shares of the Company’s common stock are issued in the Qualified Financing; or (iii) $0.065, if no shares of the Company’s common stock or instruments convertible into shares of the Company’s common stock are issued in the Qualified Financing. On the maturity date or upon a Change in Control of the Company the Debenture is convertible into shares of the Company’s common stock at $0.065 per share. The quoted market price of the Company’s common stock on January 4, 2016 was $0.025 per share. An aggregate of 769,230 shares of the Company’s common stock can be issued pursuant to the Debenture at the current conversion price of $0.065 per share. The Company will use the proceeds received in this private placement for working capital purposes.

The Debenture Warrant has a three-year term and provides the holder the right to purchase shares of the Company’s common stock equal to 20% of the principal amount of the related Debenture divided by: (a) 80% of the per share price paid by the purchasers of the Company’s common stock in a Qualified Financing; (b) 80% of the per share conversion price of any instrument convertible into shares of the Company’s common stock issued in a Qualified Financing, if no shares of the Company’s common stock are issued in the Qualified Financing; or (c) $0.065, if no shares of the Company’s common stock or no instruments convertible into shares of the Company’s common stock are issued in a Qualified Financing or if a Qualified Financing is not consummated within one year from the Debenture Warrant issuance date. An aggregate of 153,846 shares of the Company’s common stock can be issued under the Debenture Warrant at the current exercise price of $0.065 per share. All of the shares of the Company’s common stock underlying the Debenture Warrant vests on the earlier of (a) one year from the Debenture Warrant issuance date, or (b) the consummation of a Qualified Financing. The exercise price of the Debenture Warrant will be subject to adjustment for stock dividends, stock splits, or similar events.

In connection with the issuance of the Debenture, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit

Exhibit Number	Description

4.1	Form of 10% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date: January 7, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of 10% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2013).

4